                                                          Form 8-K March 4, 1998
                                                          Exhibit 16

                                                          March 4, 1998

Office of the Chief Accountant
SECPC Letter File
Securities and Exchange Commission

Mail Stop 11-3
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Office of the Chief Accountant:

We have read Item 4 included in the attached Form 8-K dated March 4, 1998 of AT&T Capital Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                         Very truly yours,

                                                         /s/Arthur Andersen LLP
                                                            Arthur Andersen LLP

cc. Mr. David Banks
    Chairman of the Board of Directors
    Newcourt Credit Group Inc. and
    AT&T Capital Corporation
    c/o AT&T Capital Corporation
    44 Whippany Road
    Morristown, NJ  07962-1983